Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 9, 2021, with respect to the consolidated financial statements of Qualtrics International Inc., incorporated herein by reference.

/s/ KPMG LLP

Salt Lake City, Utah
February 3, 2022